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                             TRIARC COMPANIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Nelson Peltz and Peter W. May and each of them, with power of substitution, attorneys and proxies to represent and to vote all shares of Class A Common Stock of Triarc Companies, Inc. (the 'Company') which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Triarc Companies, Inc. to be held at Hotel Inter-Continental, New York, New York on Thursday, June 9, 1994, at 11:00 A.M. local time, and at any adjournments or postponements thereof:


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
1. Election of Directors:   FOR all nominees listed below                     AUTHORITY WITHHELD to vote for all
                            (except as otherwise instructed below) [ ]        nominees listed below [ ]
  Nelson Peltz, Peter W. May, Leon Kalvaria, Hugh L. Carey, Clive Chajet, Irving Mitchell Felt, Stanley R. Jaffee,
  Harold E. Kelley, Richard M. Kerger, M. L. Lowenkron, Daniel R. McCarthy, Raymond S. Troubh and Gerald Tsai, Jr.
  To withhold authority to vote for any nominee, write that nominee's name in space below:

  _______________________________________________________________________________________________________________

2. Proposal to reincorporate the Company in Delaware by means of a merger and thereby increase the Company's author-
   ized shares and adopt certain 'fair price' and anti-takeover measures which are described in the Proxy Statement.
                                          [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
3. Proposal to approve amendments to the Company's Amended and Restated 1993 Equity Participation Plan which are described in the Proxy Statement.
                                          [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
4. Proposal to authorize the Company to enter into Indemnification Agreements with each of its directors and officers and certain other persons.
                                          [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
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The Board of Directors recommends a vote FOR the election of the nominees  named above  and FOR Proposals 2,  3 and 4. This Proxy  when properly executed will be voted in  the manner  directed  herein by  the  undersigned shareholder.  If  no direction  is made, this  Proxy will be  voted FOR the  election of the nominees named above  and  FOR  proposals  2,  3 and  4.  Under  the  Company's  Code  of
Regulations,  business  transacted  at  the Annual  Meeting  of  Shareholders is confined to the purposes stated in the  Notice of the Meeting. This Proxy  will, however,  convey discretionary authority to the  persons named herein as proxies to vote on matters incident to the conduct of the Meeting.

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
                                                                                 .......................... , 1994
                                                                                               Date
                                                                                 ...........................[SEAL]
                                                                                 ...........................[SEAL]
                                                                                 THIS  PROXY   SHOULD  BEAR   YOUR
                                                                                 SIGNATURE(S)   EXACTLY   AS  YOUR
                                                                                 NAME(S) APPEAR IN THE STENCIL  TO
                                                                                 THE   LEFT.   WHEN   SIGNING   AS
                                                                                 ATTORNEY,  EXECUTOR,  ADMINISTRA-
                                                                                 TOR,   PERSONAL   REPRESENTATIVE,
                                                                                 TRUSTEE,  GUARDIAN  OR  CORPORATE
                                                                                 OFFICER,  PLEASE GIVE FULL TITLE.
                                                                                 FOR JOINT  ACCOUNTS,  EACH  JOINT
                                                                                 OWNER SHOULD SIGN.
                           PLEASE DATE, SIGN AND RETURN TODAY IN THE ENCLOSED ENVELOPE.
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